Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-206216 of our report dated February 16, 2016, with respect to the audited consolidated financial statements of RealBiz Media Group, Inc., for the years ended October 31, 2015 and 2014.

s/ D’Arelli Pruzansky, P.A.

Certified Public Accountants

Coconut Creek, Florida

February 18, 2016